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                                 EXHIBIT 99.2

For Information Contact
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at Greater Bay Bancorp:                 at Financial Relations Board:
David L Kalkbrenner, President & CEO    Lise Needham (general information)
(650) 614-5767                          Stephanie Mishra (analyst contact)
Steven C. Smith, EVP, COO & CFO         (415) 986-1591
(650) 813-8222

FOR IMMEDIATE RELEASE
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                          GREATER BAY BANCORP DECLARES
                          SECOND QUARTER CASH DIVIDEND

PALO ALTO, CA, May 27, 1999 -- Greater Bay Bancorp (Nasdaq: GBBK), a $1.9 billion in assets financial services holding company, has declared a twelve cent ($0.12) per share cash dividend for the second quarter of 1999.

The cash dividend will be payable on July 15, 1999, to shareholders of record as of June 30, 1999.

"The company continues to show a strong earnings performance and we are happy that our valued shareholders can share in our continued success," stated David
L. Kalkbrenner, president and chief executive officer of Greater Bay Bancorp.

Greater Bay Bancorp and its financial services subsidiaries, Bay Area Bank, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Business Banking Office, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri-Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco, and Walnut Creek.

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including the Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors with such documents.

                          "WE INVEST IN RELATIONSHIPS"

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